FOR IMMEDIATE RELEASE

                                              Contacts: Jill Burchill
                                              Chief Financial Officer
December  19, 2000                            507/663-8294
Sheldahl, Inc.                                jill.burchill@sheldahl.com
1150 Sheldahl Road
Northfield, MN  55057                         Jennifer Weichert for Sheldahl
                                              Weichert Financial Relations, Inc.
                                              651/261-5330
                                              weichertfr@aol.com

                                              Troy McCombs for IFT
                                              Coltrin and Associates
                                              212/221-1616
                                              Troy_McCombs@coltrin.com

 SHELDAHL ANNOUNCES REVISED MERGER AND TRANSACTION TERMS AND WEAK FIRST QUARTER

Northfield, MN, - December 19, 2000 - Sheldahl Inc. (NasdaqNM: SHEL) and International Flex Technologies Inc. ("IFT") announced today that they have agreed to revise the terms of their previously announced Merger Agreement under which Sheldahl will acquire IFT concurrently with an equity and debt investment in Sheldahl by Morgenthaler Partners ("Morgenthaler"), Ampersand Ventures ("Ampersand") and Molex Incorporated ("Molex") in exchange for shares of common stock, shares of a new series of preferred stock, subordinated debt and warrants. The new terms include the following:

         - Sheldahl will issue approximately 9.7 million shares of Sheldahl common stock in exchange for all outstanding equity securities of IFT and will assume approximately $12.7 million in IFT debt;

         - Morgenthaler (IFT's majority shareholder) and Ampersand will invest $25 million in equity capital in exchange for approximately 9.8 million shares of Sheldahl common stock and shares of a new series of Sheldahl preferred stock that is convertible into approximately
             8.1 million shares of Sheldahl common stock; and

         - Molex, a Sheldahl shareholder, customer and joint venture partner, will join Morgenthaler and Ampersand in purchasing an aggregate of $6.5 million of Sheldahl subordinated debt and warrants to purchase approximately 1.5 million shares of Sheldahl common stock

As a result of these transactions, Morgenthaler, other IFT stockholders and Ampersand will collectively hold securities representing ownership of approximately 58% of Sheldahl on a fully diluted basis (assuming conversion of all Sheldahl convertible securities). In addition, Molex will own approximately 7% of Sheldahl on a fully diluted basis.

The transactions are expected to be completed by the end of the calendar year. Shareholder approval will not be required as the Company has received an exception from such requirement from Nasdaq. The transactions continue to be subject to customary closing conditions, further negotiations and execution of amendments to definitive agreements acceptable to the parties. Therefore, there can be no assurance that the transactions will be completed by the end of the calender year, or at all. In the event these transactions do not close, the financial viability of Sheldahl would be seriously jeopardized. This release and all subsequent SEC filings related to the transactions will be available on the Company's website at www.sheldahl.com.

                                     -more-



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SHELDAHL ANNOUNCES REVISED
MERGER AGREEMENT TERMS
AND WEAK FIRST QUARTER
Page Two.


In addition, Sheldahl announces weak sales for the first quarter ended December 1, 2000. "While first quarter final results are still being completed, we did experience weaker sales in the Core Business than anticipated," said Sheldahl President Edward L. Lundstrom. "The continuing uncertainty about the Company's future along with the early end of life of a key data communications program has resulted in a loss of approximately $4 million in Core Business revenue. Core Business sales of approximately $27.4 million are about 18% lower than last year and about 11% lower than last quarter. This program loss will continue to have an impact on the Company until at least our third fiscal quarter when we expect replacement programs to be in place. This decline was partially mitigated by cost controls and while we expect earnings to be slightly better than last quarter, they will not meet expectations," added Mr. Lundstrom.

"Despite the weak first quarter at Sheldahl, we are still excited about this merger and are focused on completing the transactions," said Donald R. Friedman, President and Chief Executive Officer of IFT.

Upon completion of the merger, the combined company will operate under the Sheldahl name as a publicly traded concern, with IFT operating as a wholly owned subsidiary of Sheldahl. The new Board of Directors will include three of the current directors of Sheldahl, three designees of Morgenthaler, Ampersand and IFT, and one representative from Molex.

"The improved liquidity afforded by our investment partners clearly paves the road for us to finish the development and commercialization of our new products while we simultaneously grow the Core Business and improve profitability," Lundstrom continued. "Sheldahl's Board and I fully support these transactions. We believe this is in our shareholders' best interests and provides for the best opportunities for growth and advancement for our employees."

International Flex Technologies Inc. is a leading producer of fine-line, high quality flexible circuits for sale to the electronics, data communications and medical markets. The Company, headquartered in Endicott, New York, has operations in Stamford, Connecticut and sales offices worldwide. Information on IFT can be found on the World Wide Web at http://www.internationalflex.com.

Morgenthaler Partners is a private equity investment firm with offices in Cleveland, Ohio and Menlo Park, California, with approximately $1.0 billion under management. Information on Morgenthaler can be found on the World Wide Web at http://www.morgenthaler.com.

Ampersand Ventures is a private equity investment firm with offices in Wellesley, Massachusetts and San Diego, California, with approximately $350 million in capital under management. Information on Ampersand Ventures can be found on the World Wide Web at http://www.ampersandventures.com.





                                     -more-

SHELDAHL ANNOUNCES REVISED
MERGER AGREEMENT TERMS
AND WEAK FIRST QUARTER
Page Three.


Molex Incorporated is a 62-year-old manufacturer of electronic, electrical and fiber optic interconnection products and systems; switches; value-added assemblies; and application tooling. Based in Lisle, Illinois, USA, the Company operates 52 manufacturing facilities in 19 countries and employs approximately 17,650 people. For more information please go to http://www.molex.com.

Sheldahl, Inc. is a leading producer of high-density substrates, high-quality flexible printed circuitry, and flexible laminates primarily for sale to the automotive electronics and data communications markets. The Company, which is headquartered in Northfield, Minnesota, has operations in Northfield; Longmont, Colorado; South Dakota; Toronto, Ontario, Canada; and Chihuahua, Chih., Mexico. Its sales offices are located in Detroit, Michigan, Hong Kong, China; Singapore; and Mainz, Germany. As of September 1, 2000, Sheldahl employed approximately 800 people. Sheldahl's common stock trades on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol: SHEL. Sheldahl news and information can be found on the World Wide Web at http://www.sheldahl.com.

The discussion above contains statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties as described by Sheldahl's periodic filings. Actual results may differ materially depending on a variety of factors, including, but not limited to the following: the achievement of Sheldahl's projected operating results, the ability of Sheldahl to successfully obtain waivers from its lenders for defaults on its debt covenants, the achievement of efficient volume production and related sales revenue results at Longmont, the ability of Sheldahl to identify and successfully pursue other business opportunities and Sheldahl not completing the transactions described above. Additional information with respect to the risks and uncertainties faced by Sheldahl may be found in, and the prior discussion is qualified in its entirety by, the Risk Factors contained in the Company's filings with the Securities and Exchange Commission including Sheldahl's Annual Report, Form 10-K for the fiscal year ended September 1, 2000, and other SEC filings. Sheldahl does not undertake any obligation to update any such factors or to publicly announce developments or events relating to the matters described herein.


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